UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

July 20, 2007

CHAPARRAL STEEL COMPANY

(Exact name of registrant as specified in charter)

Delaware	000-51307	20-2373478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Ward Road Midlothian, Texas	76065
(Address of principal executive offices)	(Zip Code)

(972) 775-8241

(Registrant’s telephone

number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As of July 20, 2007, and as contemplated by that certain Agreement and Plan of Merger, dated July 10, 2007, by and among Chaparral Steel Company (the “Company”), Gerdau Ameristeel Corporation, GVC Inc. and, solely for purposes of Section 1.15 and Article III A thereof, Gerdau, S.A., the Company made salary adjustments for, and made incentive award grants to, its named executive officers pursuant to the Chaparral Steel Company 2006 Omnibus Incentive Plan (the “2006 Plan”). The purposes of the 2006 Plan are to attract and retain able persons as employees and provide such employees with incentive and reward opportunities designed to enhance the profitable growth of the Company. The 2006 Plan is further intended to provide the Company with flexibility to motivate the employees and officers upon whose judgment, interest and special effort the successful conduct of the Company’s operation is largely dependent.

Grants under the 2006 Plan consist of performance awards, annual incentive awards or a combination of such awards. Awards under the 2006 Plan may be paid in cash or in shares of the Company’s common stock. Any shares of common stock used to settle awards will be issued under the Company’s Amended and Restated 2005 Omnibus Equity Compensation Plan (the “2005 Plan”) as “Other Stock-Based Awards” and will count against the maximum number of shares that may be issued under the 2005 Plan.

With respect to the 2008 fiscal year, the Compensation Committee of the Company’s Board of Directors has approved a method for compensating our executive officers that utilizes a “market-based” “total compensation” approach. Under this method, the “total compensation” of each incentive award recipient (“Recipient”) will be composed of (i) base salary that approximates the average salary for executives performing equivalent functions for companies included in the peer group selected by our Compensation Committee and (ii) incentives.

The incentive component consists of an annual cash incentive and a long-term equity incentive, which, in the aggregate, will approximate (i) the average incentive compensation paid by members of our peer group to their officers for comparable performance or (ii) if the peer group does not provide an adequate sampling, incentive compensation reflected in national compensation surveys for persons performing comparable duties. The incentive component will be paid under the 2006 Plan upon our attainment of the performance goals described below.

In addition, the Compensation Committee will grant stock options under the 2005 Plan to the Recipients under the 2006 Plan twice during fiscal 2008. The number of shares to be included in each grant will be equal to the base salary of the applicable Recipient divided by the weighted average sales price of our common stock on the Global Select Market of The Nasdaq Stock Market, LLC on the grant date. The grant price of the stock options will be equal to the weighted average sales price of our common stock on the Global Select Market on the grant date. The awards will be granted effective as of the April and October meetings of our board of directors.

The amount of incentive compensation to be paid to the Recipients pursuant to awards under the 2006 Plan will be determined based on our annual return on adjusted assets (“ROA”) for the 2008 fiscal year.

Pursuant to the approved compensation plan, the incentive compensation to be paid with respect to fiscal year 2008 will be a multiple of the base salary of each Recipient. The multiple will vary depending upon the ROA we achieve for fiscal year 2008 (i.e., the multiple will be higher if we achieve a higher ROA and lower if we achieve a lower ROA). For the fiscal year beginning June 1, 2007, the Compensation Committee approved granting awards under the 2006 Plan that reward the Recipients based on a ROA that exceeds the five (5) year peer group average of 12%.

The following table sets forth the base salaries for fiscal year 2008 for the Recipients who are our “named executive officers”.

Name	Base Salary
Tommy A. Valenta	$720,000
President and Chief Executive Officer

William H. Dickert, Jr.	$400,000
Vice President and Chief Operating Officer

J. Celtyn Hughes	$395,000
Vice President and Chief Financial Officer

Robert E. Crawford, Jr.	$300,000
Vice President, Secretary and General Counsel

Daniel W. Brock	$220,000
Vice President—Human Resources

For fiscal year 2008, approximately 60% of the total incentive compensation to be paid to each Recipient pursuant to an award made under the 2006 Plan will be paid in the form of cash; provided, in no event will the cash portion of incentive compensation to be paid exceed three times the Recipient’s base salary. The remaining portion of the total incentive compensation to be paid to each Recipient pursuant to an award for fiscal year 2008 will be paid in the form of restricted stock that vests in two equal annual increments on the first and second anniversaries of the date the award is settled. Vesting of such restricted stock awards will be accelerated in the event of the Recipient’s death, retirement on or after age 55, termination of employment by us for any reason other than “cause” or termination of employment by the Recipient for “good reason.” To the extent the cap on the payment of cash incentive compensation would otherwise be exceeded, amounts earned in excess of the cap will be paid in the form of additional shares of restricted stock, subject to the same vesting conditions as described in the preceding sentence; provided, however, a 10% premium will be added to any cash incentive which is converted into shares of restricted stock as a result of exceeding the cap on the payment of cash incentive compensation.

The number of shares of restricted stock awarded to a Recipient will be determined based on the weighted average sales price of one share of our common stock on the Global Select Market System of The Nasdaq Stock Market, LLC on the first trading date, that is not within the “black-out period” prescribed by our insider trading policy, following the date the award is settled and will be issued as “Other Stock-Based Awards” under the 2005 Plan.

Additional Information and Where to Find It

In connection with the proposed transaction with Gerdau Ameristeel Corporation, the Company will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free by directing such request to Chaparral Investor Relations, telephone (972) 779-1032 or on the Company’s Web site at www.chapusa.com.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information regarding the interests of such directors and executive officers is included in the proxy statement for Chaparral’s 2006 annual meeting of stockholders, as filed with the Securities and Exchange Commission on a Schedule 14A on July 24, 2006, and information concerning all of the Company’s participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s Web Site at http://www.sec.gov and from Chaparral Investor Relations, telephone (972) 779-1032 or on the Company’s Web site at www.chapusa.com.

Item 8.01. Other Events.

The information contained in Item 5.02 may be considered soliciting materials made pursuant to and in accordance with Rule 14a-12 of the Securities Exchange Act of 1934, as amended. See Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAPARRAL STEEL COMPANY

Date: July 24, 2007	By:	/s/ Robert E. Crawford, Jr.
Robert E. Crawford, Jr.
Vice President, General Counsel and Secretary